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Exhibit 23.2

WILLIAMSON PETROLEUM CONSULTANTS, INC.
550 WEST TEXAS AVENUE, SUITE 300
MIDLAND, TEXAS 79701-4246
PHONE: 432-685-6100
FAX: 432-685-3909
E-MAIL: WPC@WPC-INC.COM

CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.

As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to incorporation by reference in this Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about April 5, 2005, of information from our reserves report for the year ended December 31, 2004 dated February 10, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                      /s/ Williamson Petroleum Consultants, Inc.

                      WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas
April 5, 2005

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CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.